KKR & Co. Inc. Reports Second Quarter 2019 Results
__________________________________________________________________________________________________________________________________________________________________________
NEW YORK, July 25, 2019 - KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2019 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $514.4 million and $1,215.4 million, respectively, for the quarter and six months ended June 30, 2019. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $0.93 and $2.20, respectively, for the quarter and six months ended June 30, 2019. KKR & Co. Inc. Stockholders' Equity - Common Stockholders was $9.4 billion (1) as of June 30, 2019, or $17.22 Per Outstanding Share of Class A common stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share (2) were $327.3 million and $0.39, respectively, for the quarter ended June 30, 2019. After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $641.4 million and $0.77, respectively, for the six months ended June 30, 2019.

Highlights

•	Monetization activity in the quarter drove After-tax Distributable Earnings of $327 million and $0.39 per adjusted share for the second quarter.

•	Management fees for the second quarter increased 16% year-over-year contributing to a 24% increase in Fee Related Earnings to $287 million.

•	As of June 30, 2019, Assets Under Management and Fee Paying Assets Under Management were $206 billion and $152 billion, respectively, up 8% and 9% compared to June 30, 2018.

•	As of June 30, 2019, book value was $15.0 billion or $17.81 per adjusted share.

•	In the quarter, KKR priced two Senior Note offerings.

•	KKR's regular dividend of $0.125 per share of Class A common stock was declared for the quarter ended June 30, 2019.

___________________________

“We reported solid quarterly results including continued compounding in our book value per share,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.  “Given our integrated business model, the ongoing development and diversification of our Firm, and our growing fundraising pipeline, we feel well positioned to deliver strong results for our shareholders.”

Note: Certain financial measures, including after-tax distributable earnings, book value, adjusted shares and adjusted shares eligible for distribution, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). After-tax distributable earnings and book value are among the segment measures provided in our GAAP financial statements. See information that follows for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1)
KKR & Co. Inc. Stockholders' Equity - Common Stockholders represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segment is presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

(2)	Based on weighted average adjusted shares eligible for distribution.

GAAP RESULTS COMMENTARY
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $514.4 million for the quarter ended June 30, 2019, compared to $680.4 million for the quarter ended June 30, 2018. Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $1,215.4 million for the six months ended June 30, 2019, compared to $850.5 million for the six months ended June 30, 2018.
Revenues for the quarter and six months ended June 30, 2019 were $1,179.9 million and $2,367.3 million, respectively, compared to $971.6 million and $1,444.2 million for the comparable periods of 2018. The increase in both periods is primarily due to a higher level of capital allocation-based income and transaction fees.
Expenses for the quarter and six months ended June 30, 2019 were $808.8 million and $1,537.6 million, respectively, compared to $675.1 million and $1,111.7 million for the comparable periods of 2018. The increase in both periods is primarily driven by higher carried interest compensation resulting from a higher level of carried interest gains in the current periods.
Total investment income (loss) for the quarter ended June 30, 2019 was $1,156.1 million compared to $1,330.8 million for the quarter ended June 30, 2018. The decrease is primarily due to a lower level of net investment gains and dividend income in the current period. Total investment income (loss) for the six months ended June 30, 2019 was $2,492.0 million compared to $1,915.3 million for the six months ended June 30, 2018. The increase is primarily driven by a higher level of appreciation in the value of our investment portfolio.
SEGMENT RESULTS COMMENTARY
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $327.3 million for the quarter ended June 30, 2019, compared with $404.7 million in the comparable prior period. After-tax distributable earnings were $641.4 million for the six months ended June 30, 2019, compared with $640.4 million in the comparable prior period.
The decrease in the quarterly period was primarily due to a decrease in realized carried interest resulting from a lower level of realizations within our Private Markets business line. This decrease was partially offset by an increase in transaction fees primarily in our Capital Markets and Private Markets business lines and, to a lesser extent, an increase in management fees as described below. The increase for the six month period was primarily due to an increase in transaction fees primarily in our Private Markets and Capital Markets business lines and an increase in management fees as described below. These increases were partially offset by an increase in compensation and benefits expense.
ASSETS UNDER MANAGEMENT
AUM was $205.7 billion as of June 30, 2019 compared to $199.5 billion as of March 31, 2019. The increase was primarily attributable to $6.5 billion of new capital raised related to fundraising activities within our private equity, real estate, energy, private credit strategies, and CLOs, and an increase in value of our private equity portfolio. These increases were partially offset by realizations and distributions to limited partners in our private equity portfolio and distributions in various Public Markets strategies.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $151.5 billion as of June 30, 2019 compared to $147.7 billion as of March 31, 2019. The increase was primarily driven by new capital raised in various strategies in our Public Markets business line as well as new capital raised in our Private Markets business line. The increase was partially offset by distributions made in our Public Markets business line and distributions to limited partners of our private equity funds arising from realizations.
MANAGEMENT FEES
Management fees were $303.0 million for the quarter ended June 30, 2019, compared with $261.5 million in the comparable prior period. Management fees were $595.3 million for the six months ended June 30, 2019, compared to $513.0 million in the comparable prior period. The increase in both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER SHARE
Book value per adjusted share was $17.81 as of June 30, 2019, up 14%, compared with $15.57 as of December 31, 2018. The increase was primarily attributable to net appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of dividends to Class A common stockholders. For the 12-month period ended June 30, 2019, KKR's private equity portfolio appreciated 15%.

DIVIDENDS AND OTHER
A dividend of $0.125 per share of Class A common stock has been declared for the second quarter of 2019, which will be paid on August 20, 2019 to holders of record of Class A common stock as of the close of business on August 5, 2019. Under KKR's current dividend policy, KKR expects to pay its Class A common stockholders an annualized dividend of $0.50 per share of Class A common stock, equal to a quarterly dividend of $0.125 per share of Class A common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on September 16, 2019 to holders of record of Series A Preferred Stock as of the close of business on September 1, 2019. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on September 16, 2019 to holders of record of Series B Preferred Stock as of the close of business on September 1, 2019.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained.
On May 22, 2019, KKR Group Finance Co. V LLC, a finance subsidiary of KKR, issued €650 million aggregate principal amount of 1.625% Senior Notes which will mature on May 22, 2029. The notes are unsecured and unsubordinated obligations of KKR.
On July 1, 2019, KKR Group Finance Co. VI LLC, a finance subsidiary of KKR, issued $500 million aggregate principal amount of 3.750% Senior Notes which will mature on July 1, 2029. The notes are unsecured and unsubordinated obligations of KKR. Proceeds from this issuance will be used to redeem in full KKR's 6.375% Senior Notes due 2020 on July 31, 2019 in accordance with the optional redemption provisions set forth in the indenture governing such notes.

SHARE REPURCHASE ACTIVITY (1)
KKR has authorized a repurchase program which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plan. In total, as can be seen in the table below, KKR has used approximately $949 million to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through July 24, 2019.

Share Repurchase Activity -- October 27, 2015 through July 24, 2019 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	40.6
Reduction of Shares Issuable to Participants (3)	14.9
Total Repurchased Shares and Retired Equity Awards	55.5
Total Capital Used	$949
Average Price Paid Per Share (4)	$17.10
Remaining Availability under Current Share Repurchase Plan	$447

From December 31, 2018 through July 24, 2019, KKR used a total of approximately $82 million to repurchase 1.4 million shares in the open market and to retire equity awards representing 2.3 million shares that otherwise would have been issued to participants in the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $20.85 per share.

(1)	References to the repurchase and reduction of shares relate to shares of KKR Class A common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to July 24, 2019 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, July 25, 2019 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 2392657, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended June 30, 2019 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 15, 2019, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues
Fees and Other	$519,441	$413,846	$891,989	$808,240
Capital Allocation-Based Income	660,423	557,774	1,475,355	635,986
Total Revenues	1,179,864	971,620	2,367,344	1,444,226
Expenses
Compensation and Benefits	608,967	472,500	1,153,529	770,636
Occupancy and Related Charges	17,193	15,322	31,883	29,537
General, Administrative and Other	182,651	187,228	352,166	311,478
Total Expenses	808,811	675,050	1,537,578	1,111,651
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,037,985	1,116,587	2,241,863	1,589,387
Dividend Income	17,130	66,344	39,755	99,408
Interest Income	365,727	351,705	724,238	649,961
Interest Expense	(264,766)	(203,850)	(513,854)	(423,440)
Total Investment Income (Loss)	1,156,076	1,330,786	2,492,002	1,915,316

Income (Loss) Before Taxes	1,527,129	1,627,356	3,321,768	2,247,891

Income Tax (Benefit)	165,399	60,960	332,992	78,601

Net Income (Loss)	1,361,730	1,566,396	2,988,776	2,169,290

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	—	(18,016)	—	7,658
Net Income (Loss) Attributable to Noncontrolling Interests	838,996	895,690	1,756,723	1,294,467

Net Income (Loss) Attributable to KKR & Co. Inc.	522,734	688,722	1,232,053	867,165

Preferred Stock Dividends	8,341	8,341	16,682	16,682

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$514,393	$680,381	$1,215,371	$850,483

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$0.94	$1.33	$2.25	$1.71
Diluted (1)	$0.93	$1.24	$2.20	$1.57
Weighted Average Shares of Class A Common Stock Outstanding
Basic	544,528,863	510,586,631	539,240,051	499,208,944
Diluted (1)	554,643,810	548,745,498	552,374,508	542,367,320

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	June 30, 2019	December 31, 2018

Assets
Cash and Cash Equivalents	$2,143,057	$1,751,287
Investments	51,243,090	44,907,982
Other Assets	4,137,918	4,084,106
Total Assets	57,524,065	50,743,375

Liabilities and Equity
Debt Obligations	25,685,785	22,341,192
Other Liabilities	3,556,217	3,019,574
Total Liabilities	29,242,002	25,360,766

Redeemable Noncontrolling Interests	—	1,122,641

Stockholders' Equity
Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	9,392,924	8,167,056
Noncontrolling Interests	18,406,585	15,610,358
Total Equity	28,282,063	24,259,968
Total Liabilities and Equity	$57,524,065	$50,743,375

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock	$17.22	$15.27

(1)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
SEGMENT RESULTS AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED) (1)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Segment Revenues
Fees and Other, Net
Management Fees	$303,016	292,296	$261,450	$595,312	$513,035
Transaction Fees	303,802	186,727	163,925	490,529	320,770
Monitoring Fees	26,424	25,651	25,394	52,075	42,924
Fee Credits	(105,554)	(107,416)	(53,021)	(212,970)	(96,795)
Total Fees and Other, Net	527,688	397,258	397,748	924,946	779,934

Realized Performance Income (Loss)
Carried Interest	211,919	330,345	342,089	542,264	544,644
Incentive Fees	21,764	19,537	17,651	41,301	34,058
Total Realized Performance Income (Loss)	233,683	349,882	359,740	583,565	578,702

Realized Investment Income (Loss)
Net Realized Gains (Losses)	75,093	44,712	97,480	119,805	105,355
Interest Income and Dividends	71,057	58,207	71,228	129,264	143,805
Total Realized Investment Income (Loss)	146,150	102,919	168,708	249,069	249,160

Total Segment Revenues	907,521	850,059	926,196	1,757,580	1,607,796

Segment Expenses
Compensation and Benefits (2)	363,029	340,286	368,562	703,315	669,042
Occupancy and Related Charges	16,488	13,957	14,665	30,445	28,248
Other Operating Expenses	82,843	74,910	63,561	157,753	121,466
Total Segment Expenses	462,360	429,153	446,788	891,513	818,756

Segment Operating Earnings	445,161	420,906	479,408	866,067	789,040

Interest Expense	46,859	44,130	45,474	90,989	95,666
Preferred Dividends	8,341	8,341	8,341	16,682	16,682
Income (Loss) Attributable to Noncontrolling Interests	1,864	359	1,082	2,223	2,285
Income Taxes Paid	60,815	53,993	19,820	114,808	33,988
After-tax Distributable Earnings	$327,282	$314,083	$404,691	$641,365	$640,419

Per Adjusted Share Eligible for Distribution	$0.39	$0.38	$0.49	$0.77	$0.77
Weighted Average Adjusted Shares Eligible for Distribution	842,323,052	832,750,892	831,103,486	837,563,415	827,791,146

Assets Under Management	$205,659,100	$199,503,300	$191,265,400	$205,659,100	$191,265,400
Fee Paying Assets Under Management	$151,523,600	$147,685,300	$138,841,100	$151,523,600	$138,841,100
Capital Invested and Syndicated Capital	$7,354,100	$5,825,000	$4,825,700	$13,179,100	$9,113,300
Uncalled Commitments	$56,478,700	$58,102,600	$57,417,400	$56,478,700	$57,417,400

Fee Related Earnings	$287,109	$222,351	$230,871	$509,460	$442,502

Note: See "Information on Key Segment & Other Measures" for more information about certain non-GAAP financial measures and Exhibit A for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1)
See Exhibit A for reconciliations of (i) Net Income (Loss) attributable to KKR & Co. Inc. Per Share of Class A Common Stock (GAAP basis) to After-tax Distributable Earnings, (ii) Total GAAP Revenues to Total Segment Revenues, and (iii) Total GAAP Expenses to Total Segment Expenses. See reconciliation of GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution in the information that follows.

(2)
Includes equity-based compensation of $48,611, $54,885, and $58,198 for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively, and $103,496 and $125,994 for the six months ended June 30, 2019 and June 30, 2018, respectively.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Fees and Other, Net
Management Fees	$192,641	$183,221	$156,295	$375,862	$314,485
Transaction Fees	136,296	99,017	48,567	235,313	95,256
Monitoring Fees	26,424	25,651	25,394	52,075	42,924
Fee Credits	(97,579)	(82,342)	(43,249)	(179,921)	(84,592)
Total Fees and Other, Net	257,782	225,547	187,007	483,329	368,073

Realized Performance Income (Loss)
Carried Interest	202,019	330,345	342,089	532,364	544,644
Incentive Fees	810	675	—	1,485	—
Total Realized Performance Income (Loss)	$202,829	$331,020	$342,089	$533,849	$544,644

Assets Under Management	$112,039,300	$108,119,500	$102,391,900	$112,039,300	$102,391,900
Fee Paying Assets Under Management	$73,347,400	$71,570,300	$66,295,700	$73,347,400	$66,295,700
Capital Invested	$3,993,100	$3,259,200	$2,632,100	$7,252,300	$4,998,800
Uncalled Commitments	$46,258,800	$48,428,400	$48,555,500	$46,258,800	$48,555,500

PUBLIC MARKETS BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Fees and Other, Net
Management Fees	$110,375	$109,075	$105,155	$219,450	$198,550
Transaction Fees	8,472	27,456	10,673	35,928	13,231
Fee Credits	(7,975)	(25,074)	(9,772)	(33,049)	(12,203)
Total Fees and Other, Net	110,872	111,457	106,056	222,329	199,578

Realized Performance Income (Loss)
Carried Interest	9,900	—	—	9,900	—
Incentive Fees	20,954	18,862	17,651	39,816	34,058
Total Realized Performance Income (Loss)	$30,854	$18,862	$17,651	$49,716	$34,058

Assets Under Management	$93,619,800	$91,383,800	$88,873,500	$93,619,800	$88,873,500
Fee Paying Assets Under Management	$78,176,200	$76,115,000	$72,545,400	$78,176,200	$72,545,400
Capital Invested	$1,793,100	$2,227,100	$1,955,200	$4,020,200	$3,323,100
Uncalled Commitments	$10,219,900	$9,674,200	$8,861,900	$10,219,900	$8,861,900

CAPITAL MARKETS BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Transaction Fees	$159,034	$60,254	$104,685	$219,288	$212,283

Syndicated Capital	$1,567,900	$338,700	$238,400	$1,906,600	$791,400

PRINCIPAL ACTIVITIES BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$75,093	$44,712	$97,480	119,805	105,355
Interest Income and Dividends	71,057	58,207	71,228	129,264	143,805
Total Realized Investment Income (Loss)	$146,150	$102,919	$168,708	$249,069	$249,160

KKR
SEGMENT BALANCE SHEET (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	June 30, 2019		December 31, 2018
Cash and Short-term Investments	$3,110,338		$2,502,239
Investments	11,795,632	(1)	9,847,464
Unrealized Carried Interest	1,777,544	(2)	1,223,084	(2)
Tax Assets	330,344		561,114
Other Assets	3,442,541		3,453,735
Total Assets	$20,456,399		$17,587,636

Debt Obligations - KKR (ex-KFN)	$3,113,131		$2,367,801
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	163,576		174,395
Other Liabilities	704,495		590,981
Total Liabilities	4,929,719		4,081,694

Noncontrolling Interests	23,845		25,382
Preferred Stock	500,000		500,000

Book Value	$15,002,835		$12,980,560

Book Value Per Adjusted Share	$17.81		$15.57

Note: As of June 30, 2019, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of June 30, 2019.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides unrealized carried interest by business line:

	As of
	June 30, 2019	December 31, 2018
Private Markets Business Line	$1,635,372	$1,083,163
Public Markets Business Line	142,172	139,921
Total	$1,777,544	$1,223,084

KKR
SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of June 30, 2019

Investments	Fair Value

Private Equity Funds / SMAs	$4,162,114
Private Equity Co-Investments and Other Equity	3,217,276
Private Equity Total	7,379,390

Energy	655,837
Real Estate	842,965
Infrastructure	545,871
Real Assets Total	2,044,673

Special Situations	576,102
Private Credit	173,392
Alternative Credit Total	749,494
CLOs	653,734
Other Credit	232,593
Credit Total	1,635,821

Other	735,748

Total Investments	$11,795,632

	As of June 30, 2019

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
First Data Corporation	$1,579,649	13.4%
USI, Inc.	700,146	5.9%
BridgeBio Pharma, LLC	395,393	3.4%
Heartland Dental, LLC	392,931	3.3%
PetVet Care Centers, LLC	364,782	3.1%
Total Significant Investments	3,432,901	29.1%

Other Investments	8,362,731	70.9%
Total Investments	$11,795,632	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. However, equity investments in other asset classes, such as real estate, alternative credit, and energy appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of June 30, 2019. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended June 30, 2019
March 31, 2019	$108,119,500	$91,383,800		$199,503,300
New Capital Raised	2,355,400	4,159,400		6,514,800
Distributions and Other	(1,857,900)	(2,774,300)	(1)	(4,632,200)
Change in Value	3,422,300	850,900		4,273,200
June 30, 2019	$112,039,300	$93,619,800		$205,659,100

Six Months Ended June 30, 2019
December 31, 2018	$103,396,500	$91,323,900		$194,720,400
New Capital Raised	5,051,300	7,754,500		12,805,800
Distributions and Other	(4,809,800)	(6,388,200)	(2)	(11,198,000)
Change in Value	8,401,300	929,600		9,330,900
June 30, 2019	$112,039,300	$93,619,800		$205,659,100

Trailing Twelve Months Ended June 30, 2019
June 30, 2018	$102,391,900	$88,873,500		$191,265,400
New Capital Raised	11,903,500	18,323,600		30,227,100
Impact of Other Transactions	—	(1,149,500)	(3)	(1,149,500)
Distributions and Other	(11,158,300)	(11,228,500)	(4)	(22,386,800)
Change in Value	8,902,200	(1,199,300)		7,702,900
June 30, 2019	$112,039,300	$93,619,800		$205,659,100

(1)	Includes $1,754.5 million of redemptions by fund investors.

(2)	Includes $5,138.6 million of redemptions by fund investors.

(3)
Includes (i) a reduction of $3,060.7 million of AUM in connection with the sale of KKR's equity interest in Nephila Capital, and (ii) KKR's incremental pro rata portion of AUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018.

(4)	Includes $8,601.4 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended June 30, 2019
March 31, 2019	$71,570,300	$76,115,000		$147,685,300
New Capital Raised	2,436,100	3,757,600		6,193,700
Distributions and Other	(736,300)	(2,344,600)	(1)	(3,080,900)
Change in Value	77,300	648,200		725,500
June 30, 2019	$73,347,400	$78,176,200		$151,523,600

Six Months Ended June 30, 2019
December 31, 2018	$66,830,000	$74,177,700		$141,007,700
New Capital Raised	8,594,500	7,900,400		16,494,900
Distributions and Other	(1,832,400)	(4,592,600)	(2)	(6,425,000)
Net Changes in Fee Base of Certain Funds (3)	(320,800)	—		(320,800)
Change in Value	76,100	690,700		766,800
June 30, 2019	$73,347,400	$78,176,200		$151,523,600

Trailing Twelve Months Ended June 30, 2019
June 30, 2018	$66,295,700	$72,545,400		$138,841,100
New Capital Raised	11,100,800	17,814,800		28,915,600
Impact of Other Transactions	—	(1,149,500)	(4)	(1,149,500)
Distributions and Other	(3,972,100)	(9,725,200)	(5)	(13,697,300)
Net Changes in Fee Base of Certain Funds (3)	(320,800)	—		(320,800)
Change in Value	243,800	(1,309,300)		(1,065,500)
June 30, 2019	$73,347,400	$78,176,200		$151,523,600

(1)	Includes $1,235.8 million of redemptions by fund investors.

(2)	Includes $2,824.4 million of redemptions by fund investors.

(3)	Represents the impact of certain funds entering their post-investment period.

(4)
Includes (i) a reduction of $3,060.7 million of AUM in connection with the sale of KKR's equity interest in Nephila Capital, and (ii) KKR's incremental pro rata portion of AUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018.

(5)	Includes $6,287.2 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of June 30, 2019
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
European Fund V	3/2019	(4)	$5,813.5	$5,813.5	6.9%	$—	$—	$—	$—
Asian Fund III	4/2017	4/2023	9,000.0	5,926.1	5.6%	3,073.9	—	3,073.9	4,510.3
Americas Fund XII	1/2017	1/2023	13,500.0	8,070.6	5.8%	5,448.2	89.0	5,444.3	6,081.5
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	1,103.5	11.3%	304.8	82.4	233.6	421.0
Next Generation Technology Growth Fund	3/2016	3/2021	658.9	123.1	22.5%	540.2	45.9	523.1	967.0
European Fund IV	12/2014	3/2019	3,509.0	322.6	5.7%	3,279.2	954.8	2,791.9	4,418.3
Asian Fund II	4/2013	4/2017	5,825.0	339.3	1.3%	6,495.2	3,213.4	4,710.9	7,095.1
North America Fund XI	9/2012	1/2017	8,718.4	710.7	2.9%	9,441.6	9,736.3	5,601.9	9,639.0
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	768.6	555.6	507.9
European Fund III (1)	3/2008	3/2014	5,508.2	148.4	5.2%	5,359.8	10,374.7	459.1	539.5
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,535.4	173.5	155.8
2006 Fund (1)	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	29,827.1	3,582.5	5,834.1
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,479.3	—	58.8
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
Total Private Equity and Growth Funds			88,250.3	22,895.5		67,954.1	86,230.0	27,150.3	40,234.4

Co-Investment Vehicles and Other	Various	Various	9,747.9	4,066.3	Various	5,897.3	3,998.7	4,003.4	5,871.6

Total Private Equity			97,998.2	26,961.8		73,851.4	90,228.7	31,153.7	46,106.0

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	994.2	20.1%	—	—	—	—
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,961.1	683.1	1,377.4	1,559.8
Natural Resources Fund (1)	Various	Various	887.4	1.7	Various	885.7	119.2	198.3	147.5
Global Energy Opportunities	Various	Various	979.2	321.0	Various	487.9	103.3	343.8	303.6
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.4	4.8%	1,047.6	1,298.9	377.9	536.9
Global Infrastructure Investors II	10/2014	6/2018	3,039.9	255.7	4.1%	3,014.1	442.0	2,714.0	3,472.8
Global Infrastructure Investors III	6/2018	6/2024	7,149.5	6,243.8	3.8%	905.7	—	905.7	870.7
Real Estate Partners Americas	5/2013	5/2017	1,229.1	350.0	16.3%	1,007.0	1,163.1	331.6	336.1
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	1,284.0	7.8%	692.3	104.0	629.9	701.4
Real Estate Partners Europe	9/2015	6/2020	708.3	271.5	9.5%	472.5	68.2	436.7	517.3
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	117.1	4.4%	1,012.9	92.7	1,012.9	1,038.9
Co-Investment Vehicles and Other	Various	Various	2,405.5	1,012.4	Various	1,393.1	738.4	1,389.9	1,594.1
Total Real Assets			23,458.7	10,936.1		12,879.9	4,812.9	9,718.1	11,079.1

Core Investment Vehicles	Various	Various	9,500.0	5,516.1	36.8%	3,983.9	—	3,983.9	5,019.7

Unallocated Commitments (2)			2,844.8	2,844.8	Various	—	—	—	—

Private Markets Total			133,801.7	46,258.8		90,715.2	95,041.6	44,855.7	62,204.8

Public Markets Business Line (3)

Alternative Credit
Special Situations Fund	12/2012	1/2016	2,274.3	1.6	11.6%	2,272.7	1,467.6	1,436.0	1,166.4
Special Situations Fund II	12/2014	3/2019	3,524.7	1,031.0	9.0%	2,493.7	176.8	2,493.7	2,584.8
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	1,060.1	256.4	302.5
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	931.2	2.2%	1,313.9	47.5	1,313.9	1,353.2
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	434.9	129.2	60.0
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,029.1	573.8	495.3
Lending Partners III	4/2017	11/2021	1,497.8	995.8	1.7%	502.0	51.8	502.0	530.0
Lending Partners Europe	3/2015	3/2019	847.6	259.6	5.0%	588.0	143.7	547.4	510.4
Total Alternative Credit			13,208.4	3,539.8		9,668.6	4,411.5	7,252.4	7,002.6

Other Alternative Credit Vehicles	Various	Various	9,513.1	4,931.4	Various	4,581.7	2,910.4	3,109.6	3,240.8

Unallocated Commitments (2)			560.0	560.0	Various	—	—	—	—

Public Markets Total			23,281.5	9,031.2		14,250.3	7,321.9	10,362.0	10,243.4

Total Eligible To Receive Carried Interest			$157,083.2	$55,290.0		$104,965.5	$102,363.5	$55,217.7	$72,448.2

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Represents unallocated commitments from our strategic investor partnerships.

(3)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

(4)	Six years from first investment date.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of June 30, 2019
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$55,290.0	$72,448.2	$127,738.2
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	15,719.0	15,719.0
Business Development Companies (BDCs)	—	16,209.0	16,209.0
KKR Real Estate Finance Trust Inc.	—	1,171.9	1,171.9
Other	—	3,330.8	3,330.8
Total Carried Interest and Incentive Fee Eligible	55,290.0	108,878.9	164,168.9
Collateralized Loan Obligations (CLOs)	—	14,350.2	14,350.2
Leveraged Credit / Hedge Fund Partnerships (1) / Other	1,188.7	25,951.3	27,140.0
Total Assets Under Management	$56,478.7	$149,180.4	$205,659.1

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $23,835.5 million, of which $15,719.0 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	June 30, 2019	December 31, 2018
Private Markets Business Line	$4,594,200	$4,966,600
Public Markets Business Line	713,100	307,400
Total	$5,307,300	$5,274,000

KKR
CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES ELIGIBLE FOR DISTRIBUTION

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares Eligible for Distribution:

	Quarter Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	544,528,863	533,892,474	510,586,631
Adjustments:
Weighted Average Other Securities (1)	—	—	1,476,626
Weighted Average KKR Holdings Units (2)	297,794,189	298,858,418	319,040,229
Weighted Average Adjusted Shares Eligible for Distribution (3)	842,323,052	832,750,892	831,103,486

	Six Months Ended
	June 30, 2019	June 30, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	539,240,051	499,208,944
Adjustments:
Weighted Average Other Securities (1)	—	1,598,111
Weighted Average KKR Holdings Units (2)	298,323,364	326,984,091
Weighted Average Adjusted Shares Eligible for Distribution (3)	837,563,415	827,791,146

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution:

	As of
	June 30, 2019	December 31, 2018
GAAP Shares of Class A Common Stock Outstanding	545,623,520	534,857,237
Adjustments:
KKR Holdings Units (2)	296,961,596	299,081,239
Adjusted Shares Eligible for Distribution (3)	842,585,116	833,938,476

Unvested Shares of Class A Common Stock	24,530,443	33,408,491

(1)
Represents vested other securities that are exchangeable into shares of Class A common stock. The issuance of shares of Class A common stock pursuant to such other securities dilutes KKR common stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(2)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

(3)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

KKR
INFORMATION ON KEY SEGMENT & OTHER MEASURES (UNAUDITED)
KKR's segment reporting is presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total. In addition, KKR's segment reporting is presented without giving effect to the consolidation of the investment funds and collateralized financing entities that KKR manages as well as other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. Inc. (including equity awards issued under the Equity Incentive Plans, but excluding preferred stock), KKR Holdings, and other holders of securities exchangeable into Class A common stock of KKR & Co. Inc. and represent the fully diluted share count of Class A common stock using the if-converted method. We believe this measure is useful to stockholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plans and other exchangeable securities had been exchanged for Class A common stock of KKR & Co. Inc. The 6.75% Series A Preferred Stock ("Series A Preferred Stock") and 6.50% Series B Preferred Stock ("Series B Preferred Stock") are not exchangeable for Class A common stock of KKR & Co. Inc.
Adjusted shares eligible for distribution represents the portion of total adjusted shares that are eligible to receive a dividend. We believe this measure is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per share basis. Weighted average adjusted shares eligible for distribution is used in the calculation of after-tax distributable earnings per share.
After-tax distributable earnings is a performance measure of KKR’s earnings on a segment basis excluding mark-to-market gains (losses). Starting with the second quarter of 2018, it is defined as the amount of net realized earnings of KKR for a given reporting period, after deducting equity-based compensation. KKR revised the definition of after-tax distributable earnings starting in the second quarter of 2018, because it reflects how the chief operating decision makers allocate resources and assess performance of KKR’s business. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Historically equity-based compensation expense relating to the Equity Incentive Plans was not reflected in our calculation of after-tax distributable earnings. Under KKR’s segment presentation, equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. For comparability, after-tax distributable earnings for the comparable prior periods have been calculated using this definition.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and hedge fund managers in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund managers in which KKR holds a minority ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segment and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to stockholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. Following the Conversion, KKR's segment balance sheet reflects KKR's tax assets and liabilities as prepared under GAAP.

Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR's liquidity position. We believe this measure is useful to stockholders as it provides additional insight into KKR's available liquidity.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a supplemental measure of earnings of KKR on a segment basis before performance income and investment income. KKR believes this measure may be useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Starting with the second quarter of 2018, fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s segment operating margin. For purposes of the fee related earnings calculation, segment operating margin is calculated as Segment Operating Earnings, before equity-based compensation, divided by total segment revenues. Historically, fee related earnings was calculated as operating earnings of KKR on a segment basis before performance income, related performance income compensation and investment income. KKR revised the definition of fee related earnings starting in the second quarter of 2018 to provide supplemental information about fees generated from KKR’s management companies and capital markets business because KKR believes it provides increased transparency on KKR’s underlying financial results to the stockholders. Fee related earnings for the comparable prior periods have been calculated using this definition.
Income taxes paid represents the estimated total tax impact on KKR’s distributable earnings before taxes. This amount is the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Segment operating earnings represents segment earnings before interest expense, preferred dividends, income attributable to noncontrolling interests and income taxes paid. We believe segment operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to operations.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$0.94	$1.31	$1.33
Weighted Average Shares of Class A Common Stock Outstanding - Basic	544,528,863	533,892,474	510,586,631
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$514,393	$700,978	$680,381
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	—	—
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$514,393	$700,978	$680,381

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	361,228	481,368	449,859
Add: Equity-based and Other Compensation - KKR Holdings L.P.	22,803	23,118	29,247
Add: Amortization of Intangibles and Other, net	25,380	56,153	(50,643)
Add: Non-recurring Costs (1)	—	—	11,501
Add: Realized Losses on Certain Investments (2)	—	—	729,425
Deduct: Unrealized Carried Interest	509,319	401,612	163,442
Deduct: Net Unrealized Gains (Losses)	401,807	819,402	1,389,869
Add: Unrealized Performance Income Compensation	210,020	159,880	67,092
Add: Income Tax Provision	165,399	167,593	60,960
Deduct: Income Taxes Paid	60,815	53,993	19,820

After-tax Distributable Earnings	$327,282	$314,083	$404,691
Weighted Average Adjusted Shares Eligible for Distribution	842,323,052	832,750,892	831,103,486
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.39	$0.38	$0.49

After-tax Distributable Earnings	$327,282	$314,083	$404,691

Add: Equity-based Compensation (Equity Incentive Plans)	48,611	54,885	58,198
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	1,864	359	1,082
Add: Segment Income Taxes Paid	60,815	53,993	19,820
Add: Preferred Dividends	8,341	8,341	8,341
Add: Core Interest Expense (3)	32,963	30,270	32,308
Add: Depreciation and Amortization	4,333	4,371	3,775

Segment EBITDA (4)	$484,209	$466,302	$528,215

(1)	Represents non-recurring costs in connection with the Conversion.

(2)	Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Segment EBITDA may be useful in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and segment noncontrolling interests.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Six Months Ended
	June 30, 2019	June 30, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$2.25	$1.71
Weighted Average Shares of Class A Common Stock Outstanding - Basic	539,240,051	499,208,944
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$1,215,371	$853,585
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	3,102
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$1,215,371	$850,483

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	842,596	570,861
Add: Equity-based and Other Compensation - KKR Holdings L.P.	45,921	61,942
Add: Amortization of Intangibles and Other, net	81,533	(2,934)
Add: Non-recurring Costs (1)	—	11,501
Add: Realized Losses on Certain Investments (2)	—	729,425
Deduct: Unrealized Carried Interest	910,931	51,710
Deduct: Net Unrealized Gains (Losses)	1,221,209	1,597,731
Add: Unrealized Performance Income Compensation	369,900	23,969
Add: Income Tax Provision	332,992	78,601
Deduct: Income Taxes Paid	114,808	33,988

After-tax Distributable Earnings	$641,365	$640,419
Weighted Average Adjusted Shares Eligible for Distribution	837,563,415	827,791,146
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.77	$0.77

After-tax Distributable Earnings	$641,365	$640,419

Add: Equity-based Compensation (Equity Incentive Plan)	103,496	125,994
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	2,223	2,285
Add: Segment Income Taxes Paid	114,808	33,988
Add: Preferred Dividends	16,682	16,682
Add: Core Interest Expense (3)	63,233	63,751
Add: Depreciation and Amortization	8,704	7,484

Segment EBITDA (4)	$950,511	$890,603

(1)	Represents non-recurring costs in connection with the Conversion.

(1)	Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Segment EBITDA may be useful in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and segment noncontrolling interests.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Total GAAP Revenues	$1,179,864	$1,187,480	$971,620
Add: Management Fees - Consolidated Funds and Other	117,596	121,949	101,431
Deduct: Fee Credits - Consolidated Funds	13,692	3,939	18,174
Deduct: Capital Allocation-Based Income (GAAP)	660,423	814,932	557,774
Add: Segment Realized Carried Interest	211,919	330,345	342,089
Add: Segment Realized Investment Income (Loss)	146,150	102,919	168,708
Deduct: Revenue Earned by Other Consolidated Entities	31,152	29,703	31,128
Deduct: Expense Reimbursements	42,741	44,060	50,576
Total Segment Revenues	$907,521	$850,059	$926,196

	Six Months Ended
	June 30, 2019	June 30, 2018
Total GAAP Revenues	$2,367,344	$1,444,226
Add: Management Fees - Consolidated Funds and Other	239,545	166,027
Deduct: Fee Credits - Consolidated Funds	17,631	32,895
Deduct: Capital Allocation-Based Income (GAAP)	1,475,355	635,986
Add: Segment Realized Carried Interest	542,264	544,644
Add: Segment Realized Investment Income (Loss)	249,069	249,160
Deduct: Revenue Earned by Other Consolidated Entities	60,855	56,593
Deduct: Expense Reimbursements	86,801	70,787
Total Segment Revenues	$1,757,580	$1,607,796

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Total GAAP Expenses	$808,811	$728,767	$675,050
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	22,803	23,743	29,247
Deduct: Segment Unrealized Performance Income Compensation	210,020	159,880	67,092
Deduct: Amortization of Intangibles	383	535	1,317
Deduct: Reimbursable Expenses	49,694	52,032	56,312
Deduct: Operating Expenses relating to Other Consolidated Entities	49,197	51,818	53,114
Deduct: Non-recurring Costs (1)	—	—	11,501
Add: Other	(14,354)	(11,606)	(9,679)
Total Segment Expenses	$462,360	$429,153	$446,788

	Six Months Ended
	June 30, 2019	June 30, 2018
Total GAAP Expenses	$1,537,578	$1,111,651
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	46,546	61,942
Deduct: Segment Unrealized Performance Income Compensation	369,900	23,969
Deduct: Amortization of Intangibles	918	6,347
Deduct: Reimbursable Expenses	101,726	82,405
Deduct: Operating Expenses relating to Other Consolidated Entities	101,015	97,423
Deduct: Non-recurring Costs (1)	—	11,501
Add: Other	(25,960)	(9,308)
Total Segment Expenses	$891,513	$818,756

(1) Represents non-recurring costs in connection with the Conversion.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
JUNE 30, 2019
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,143,057	(75,911)	—	1,043,192	—	$3,110,338	Cash and Short-term Investments
Investments	51,243,090	(33,109,089)	(1,299,091)	(5,039,278)	—	11,795,632	Investments
		—	—	1,777,544	—	1,777,544	Unrealized Carried Interest
		—	—	330,344	—	330,344	Tax Assets
Other Assets	4,137,918	(2,227,327)	—	1,531,950	—	3,442,541	Other Assets
Total Assets	$57,524,065	(35,412,327)	(1,299,091)	(356,248)	—	$20,456,399

Liabilities and Equity
Debt Obligations	25,685,785	(21,624,137)	—	(948,517)	—	3,113,131	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	948,517	Debt Obligations - KFN
		—	—	163,576	—	163,576	Tax Liabilities
Other Liabilities	3,556,217	(1,032,807)	(1,299,091)	(519,824)	—	704,495	Other Liabilities
Total Liabilities	29,242,002	(22,656,944)	(1,299,091)	(356,248)	—	4,929,719

Redeemable Noncontrolling Interests	—	—	—	—	—

Stockholders' Equity
Preferred Stock	482,554	—	—	(482,554)	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	9,392,924	271,665	—	(17,446)	5,355,692	15,002,835	Book Value
Noncontrolling Interests	18,406,585	(13,027,048)	—	—	(5,355,692)	23,845	Noncontrolling Interests
		—	—	500,000	—	500,000	Preferred Stock
Total Liabilities and Equity	$57,524,065	(35,412,327)	(1,299,091)	(356,248)	—	$20,456,399

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2018
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,751,287	(88,852)	—	839,804	—	$2,502,239	Cash and Short-term Investments
Investments	44,907,982	(30,069,428)	(922,977)	(4,068,113)	—	9,847,464	Investments
		—	—	1,223,084	—	1,223,084	Unrealized Carried Interest
		—	—	161,225	—	161,225	Corporate Real Estate
		—	—	561,114	—	561,114	Tax Assets
Other Assets	4,084,106	(1,730,191)	—	938,595	—	3,292,510	Other Assets
Total Assets	$50,743,375	(31,888,471)	(922,977)	(344,291)	—	$17,587,636

Liabilities and Equity
Debt Obligations	22,341,192	(19,024,874)	—	(948,517)	—	2,367,801	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	948,517	Debt Obligations - KFN
		—	—	174,395	—	174,395	Tax Liabilities
Other Liabilities	3,019,574	(986,930)	(922,977)	(518,686)	—	590,981	Other Liabilities
Total Liabilities	25,360,766	(20,011,804)	(922,977)	(344,291)	—	4,081,694

Redeemable Noncontrolling Interests	1,122,641	(1,122,641)	—	—	—

Stockholders' Equity
Preferred Stock	482,554	—	—	(482,554)	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,167,056	205,502	—	(17,446)	4,625,448	12,980,560	Book Value
Noncontrolling Interests	15,610,358	(10,959,528)	—	—	(4,625,448)	25,382	Noncontrolling Interests
		—	—	500,000	—	500,000	Preferred Stock
Total Liabilities and Equity	$50,743,375	(31,888,471)	(922,977)	(344,291)	—	$17,587,636

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P.